Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 4, 2007 relating to the combined financial statements of MD-X Solutions, Inc. and Affiliates included in Medassets, Inc.'s prospectus dated December 13, 2007 pursuant to Rule 424(b) under the Securities Act in connection with the Registration Statement on Form S-1 (No. 333-145693).


/s/ SOBEL & CO., LLC
Livingston, New Jersey
January 31, 2008